UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

STRIVE, INC.
(Exact name of Company as specified in its charter)

Nevada	001-41612	88-1293236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Ct, Suite 1400, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

(855) 427-7360
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ASST	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

On September 22, 2025, Strive, Inc., or Strive, entered into an Agreement and Plan of Merger, or the Merger Agreement, with Semler Scientific, Inc., or Semler Sci. Upon the terms and subject to the conditions of the Merger Agreement, a to be formed subsidiary of Strive, who will join as a party to the Merger Agreement via a joinder after its formation, or Merger Sub, will merge with and into Semler Sci, or the Merger, with Semler Sci surviving as a wholly owned subsidiary of Strive, or the Surviving Corporation. The parties also intend, and Strive has agreed to take such actions as are necessary to cause, immediately following the effective time of the Merger, or the Effective Time, and as part of an integrated transaction with the Merger, the Surviving Corporation to merge with and into a Delaware limited liability company which is a direct, wholly owned subsidiary of Strive, or Second Merger Sub, with Second Merger Sub surviving as a direct, wholly owned subsidiary of Strive, or the Second Merger. For U.S. federal income tax purposes, each of the parties to the Merger Agreement intends that the Merger and Second Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended. Entry into the Merger Agreement was unanimously approved by the Board of Directors of each of Strive and Semler Sci.

Pursuant to the Merger Agreement, at the Effective Time, each share of common stock, par value $0.001 per share, of Semler Sci, or Company Common Stock, issued and outstanding immediately before the Effective Time (other than treasury shares held by Semler Sci and certain shares held by Strive) will be converted into the right to receive 21.05 shares, or the Exchange Ratio, of Class A common stock, par value $0.001 per share, of Strive, or Strive Class A Common Stock, and such consideration, the Common Merger Consideration.

Treatment of Semler Sci Equity Awards

At the Effective Time, each outstanding option to purchase shares of Company Common Stock, or Company Option, whether vested or unvested, will be converted into an option to purchase a number of shares of Strive Class A Common Stock based on the Exchange Ratio, or a Converted Option, on same terms and conditions as applied to such Company Option prior to the Effective Time, including with respect to vesting and exercisability, except that (i) if the holder is a non-employee director whose service continues through the date of the closing of the Merger, or (ii) if the holder’s employment or service is terminated without cause at or during the six months immediately following the Effective Time, the vesting of the unvested portion of the Converted Option will immediately accelerate as of the Effective Time or the date of such termination of employment, as applicable.

Closing Conditions

The obligation of the parties to consummate the Merger is subject to customary conditions, including, among others, (i) the approval and adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock, (ii) the approval and adoption of the issuance of shares of Strive Class A Common Stock in connection with the Merger, as contemplated by the Merger Agreement, by holders of a majority of the outstanding voting power of the outstanding shares of Strive Class A Common Stock and Strive Class B Common Stock, (iii) the absence of any applicable law, regulation, injunction, judgment, order or decree preventing or making illegal the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement (or in the case of Strive’s obligation to close, imposing a Burdensome Condition (as defined below)), (iv) the absence of pending litigation or similar legal action by any governmental authority (in any jurisdiction in which Strive, Semler Sci or any of their respective subsidiaries conducts material operations) seeking to prohibit or restrain the Merger (or in the case of Strive’s obligation to close, seeking to impose a Burdensome Condition); (v) the early termination or expiration of any applicable waiting period or periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act (or in the case of Strive’s obligations to close, without the imposition of a Burdensome Condition); (vi) compliance by Strive and Semler Sci in all material respects with their respective obligations under the Merger Agreement and (vii) subject in most cases to exceptions that do not rise to the level of a “Parent Material Adverse Effect” or a “Company Material Adverse Effect” (each as defined in the Merger Agreement), as applicable, the accuracy of representations and warranties made by Semler Sci and Strive, respectively. The obligation of Semler Sci and Strive to consummate the Merger is also subject to there not having occurred an event that has had or would reasonably be expected to have, individually or in the aggregate, a “Parent Material Adverse Effect” or “Company Material Adverse Effect”, respectively.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties from both Semler Sci and Strive with respect to each party and its businesses. The Merger Agreement also contains customary covenants, including covenants by Semler Sci to, subject to certain exceptions, conduct its business in the ordinary course, and not take certain actions, during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

Under the Merger Agreement, each of Semler Sci and Strive has agreed to use its reasonable best efforts to take all actions and to do all things reasonably necessary, proper or advisable to consummate the Merger, including in connection with obtaining all consents under the HSR Act required to be obtained from any governmental authority to consummate the Merger. Strive has also agreed to use reasonable best efforts to resolve, avoid or eliminate impediments or objections, if any, that may be asserted by any governmental authority with respect to the Merger, so as to enable the Merger to occur prior to the End Date (as defined below), but in no event is Strive required to (and without Strive’s prior written consent, Semler Sci and its subsidiaries may not) divest assets or businesses, enter into consent decrees or take certain other actions (any of the actions described in this sentence, a Burdensome Condition).

The Merger Agreement provides that Strive will take all necessary action permitted by applicable law and the rules of any applicable stock exchange to cause one of Semler Sci’s directors (Eric Semler) to be appointed to the Board of Directors of Strive as of the Effective Time, provided that Mr. Semler is able to meet Nasdaq’s independence criteria.

Stockholder Meetings; Non-Solicitation; Intervening Events

The Merger Agreement requires Semler Sci to convene a stockholder meeting for purposes of obtaining the necessary Semler Sci stockholder approval, or the Semler Sci Stockholder Meeting. In addition, subject to certain exceptions, Semler Sci has agreed (i) not to solicit alternative transactions or enter into discussions concerning, or provide information in connection with, any alternative transaction and (ii) that its Board of Directors will recommend that Semler Sci’s stockholders approve and adopt the Merger Agreement, as applicable.

Prior to the adoption of the Merger Agreement by Semler Sci’s stockholders, the Board of Directors of Semler Sci may, in connection with (i) the receipt of a “Company Superior Proposal” (as defined in the Merger Agreement), or (ii) a “Company Intervening Event” (as defined in the Merger Agreement), respectively, change its recommendation to Semler Sci’s stockholders to approve and adopt the Merger Agreement, subject to complying with notice requirements and other specified conditions (including giving Strive the opportunity to propose changes to the Merger Agreement in response to such Company Superior Proposal or Company Intervening Event, as applicable), if the failure to make such change in recommendation would reasonably be expected to be inconsistent with its fiduciary duties. In such case, Semler Sci will remain obligated to hold the Semler Sci Stockholder Meeting unless the Merger Agreement is terminated.

Termination; Termination Fees

The Merger Agreement may be terminated by Semler Sci and Strive by mutual agreement. Furthermore, either party may terminate the Merger Agreement if (i) the Merger has not been consummated on or before March 22, 2026, or the End Date, (ii) an applicable law, regulation, injunction, judgment, order or decree permanently prohibits the consummation of the Merger and, in the case of an injunction, judgment, order or decree, has become final and non-appealable (provided that the foregoing right to terminate the Merger Agreement will not be available to any party which has not complied with its obligations under the Merger Agreement in respect of any such applicable law, regulation, injunction, judgment, order or decree) or (iii) the required vote of Semler Sci’s stockholders is not obtained at the Semler Sci Stockholder Meeting (including any adjournment or postponement thereof).

Strive may terminate the Merger Agreement if (i) the Board of Directors of Semler Sci changes its recommendation to Semler Sci’s stockholders to approve and adopt the Merger Agreement prior to the Semler Sci Stockholder Meeting, (ii) Semler Sci is in breach of the Merger Agreement in a manner that would result in a failure of an applicable closing condition and such breach cannot be cured prior to the End Date or has not been cured within 45 days following notice to Strive from Semler Sci of such breach or (iii) Semler Sci has willfully breached its obligations to hold the Semler Sci Stockholder Meeting or to refrain from soliciting alternate transaction proposals.

Semler Sci may terminate the Merger Agreement if (i) Strive or Merger Sub is in breach of the Merger Agreement in a manner that would result in a failure of an applicable closing condition and such breach cannot be cured prior to the End Date or has not been cured within 45 days following notice to Semler Sci by Strive of such breach or (ii) Strive does not deliver the duly executed approval by September 24, 2025.

The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including termination by Strive as a result of (i) a change of recommendation by Semler Sci’s Board of Directors that Semler Sci’s stockholders approve and adopt the Merger Agreement or (ii) Semler Sci’s willful breach its obligations to hold the Semler Sci Stockholder Meeting or to refrain from soliciting alternate transaction proposals, Strive will receive a termination fee from Semler Sci equal to $49 million in cash or Bitcoin at Strive’s election, on the terms and conditions further set forth in the Merger Agreement.

In the event that the Merger Agreement is terminated for certain reasons, including termination by Semler Sci or Strive if the Merger has not been consummated on or prior to the End Date (without the Semler Sci stockholder approval having been obtained), by Semler Sci or Strive due to the failure to obtain the required vote of Semler Sci’s stockholders at the Semler Sci Stockholder Meeting (including any adjournment or postponement thereof) or by Strive if Semler Sci is in breach of the Merger Agreement in a manner that would result in a failure of an applicable closing condition and such breach cannot be cured prior to the End Date or has not been cured within 45 days following notice to Strive from Semler Sci of such breach (without the Semler Sci stockholder approval having been obtained or, if such termination is after the Semler Sci stockholder approval has been obtained, as a result of a willful breach by Semler Sci) and (i) at or prior to the time of termination of the Merger Agreement, a Semler Sci acquisition proposal has been publicly disclosed or announced (in each case, and not publicly withdrawn) or made known to the management or board of directors of Semler Sci (in each case, and not publicly withdrawn), or any person shall have publicly announced (in each case, and not publicly withdrawn) an intention (whether or not conditional) to make a Semler Sci acquisition proposal; and (ii) on or prior to the first anniversary of such termination of the Merger Agreement: (1) a transaction relating to a Semler Sci acquisition proposal is consummated; or (2) a definitive agreement relating to any Semler Sci acquisition proposal is entered into by Semler Sci, Strive will receive a termination fee from Semler Sci equal to $49 million in cash or Bitcoin at Strive's election, on the terms and conditions further set forth in the Merger Agreement.

Important Statement Regarding the Merger Agreement

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the Merger Agreement has been included to provide Semler Sci stockholders, Strive stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Semler Sci or Strive. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Semler Sci stockholders, Strive stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Semler Sci stockholders, Strive stockholders or other security holders. Semler Sci stockholders, Strive stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Semler Sci stockholders’ right to receive the merger consideration provided for in the Merger Agreement and the right of holders of Semler Sci equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Semler Sci, Strive or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Semler Sci’s or Strive’s public disclosures. Semler Sci acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Strive, Semler Sci, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Semler Sci and a prospectus of Strive, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that each of Strive and Semler Sci make with the Securities and Exchange Commission, or the SEC.

Additional Information and Where to Find It

In connection with the proposed transaction, Strive intends to file with the SEC a Registration Statement on Form S-4, or the Registration Statement, to register the Class A common stock to be issued by Strive in connection with the proposed transaction and that will include an information statement of Strive, proxy statement of Semler Sci and a prospectus of Strive, or the Information Statement/Proxy Statement/Prospectus, and each of Strive and Semler Sci may file with the SEC other relevant documents concerning the proposed transaction. A definitive Information Statement/Proxy Statement/Prospectus will be sent to the stockholders of Semler Sci to seek their approval of the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS OF SEMLER SCI ARE URGED TO READ THE REGISTRATION STATEMENT AND INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STRIVE, SEMLER SCI AND THE PROPOSED TRANSACTION AND RELATED MATTERS.

A copy of the Registration Statement, Information Statement/Proxy Statement/Prospectus, as well as other filings containing information about Strive and Semler Sci, may be obtained, free of charge, at the SEC's website (http://www.sec.gov).  You will also be able to obtain these documents, when they are filed, free of charge, from Strive by accessing Strive's website at https://investors.strive.com/. Copies of the Registration Statement, the Information Statement/Proxy Statement/Prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Strive's Investor Relations department at 200 Crescent Court, Suite 1400, Dallas, Texas 75201 or by calling (855) 427-7360 or by submitting an inquiry at https://investors.strive.com/ir-resources/contact-ir. Copies of the documents filed with the SEC by Semler Sci will be available free of charge on Semler Sci’s website at https://ir.semlerscientific.com. The information on Strive’s or Semler Sci's respective websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

Strive, Semler Sci and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Semler Sci in connection with the proposed transaction.  Information about the interests of the directors and executive officers of Strive and Semler Sci and other persons who may be deemed to be participants in the solicitation of stockholders of Semler Sci in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Information Statement/Proxy Statement/Prospectus related to the proposed transaction, which will be filed with the SEC.  Information about the directors and executive officers of Semler Sci, their ownership of Semler Sci common stock, and Semler Sci's transactions with related persons is set forth in the section entitled "INFORMATION REGARDING OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE," "EXECUTIVE OFFICERS," "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," “DIRECTOR COMPENSATION,” and "TRANSACTIONS WITH RELATED PERSONS" included in Semler Sci's definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders, as filed with the SEC on July 17, 2025. Additional information regarding ownership of Semler Scientific’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 or 4, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001554859. Information about the directors and executive officers of Strive is contained in Strive’s Current Report on Form 8-K filed with the SEC on September 15, 2025, Strive's Current Report on Form 8-K filed with the SEC on September 12, 2025 and under “Meet the Leadership Team” accessed through the “About Us” link on Strive’s website at https://strive.com/team. Additional information regarding ownership of Strive’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 or 4, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=1920406. These documents and the other SEC filings described in this paragraph may be obtained free of charge as described above under the heading “Additional Information and Where to Find It.”

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements herein and the documents incorporated herein by reference may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Strive and Semler Sci, respectively, with respect to the proposed transaction, the strategic benefits and financial benefits of the proposed transaction, including the expected impact of the proposed transaction on the combined company's future financial performance, the timing of the closing of the proposed transaction, and the ability to successfully integrate the combined businesses. Such statements are often characterized by the use of qualified words (and their derivatives) such as "may," "will," "anticipate," "could," "should," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "project," "predict," "potential," "assume," "forecast," "target," "budget," "outlook," "trend," "guidance," "objective," "goal," "strategy," "opportunity," and "intend," as well as words of similar meaning or other statements concerning opinions or judgment of Strive, Semler Sci or their respective management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, the following:

•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Strive and Semler Sci to terminate the merger agreement between Strive and Semler Sci;

•	the possibility that the proposed transaction does not close when expected or at all because the conditions to closing are not received or satisfied on a timely basis or at all;

•	the outcome of any legal proceedings that may be instituted against Strive or Semler Sci or the combined company;

•	the possibility that the anticipated benefits of the proposed transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, implementation of Bitcoin treasury strategies and risks associated with Bitcoin and other digital assets, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement;

•	the possibility that the integration of the two companies may be more difficult, time-consuming or costly than expected;

•	the possibility that the proposed transaction may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events;

•	the diversion of management's attention from ongoing business operations and opportunities;

•	dilution caused by Strive's issuance of additional shares of its Class A common stock in connection with the proposed transaction;

•	potential adverse reactions of Strive’s or Semler Sci’s customers or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction;

•	changes in Strive’s or Semler Sci’s share price before closing; and

•	other factors that may affect future results of Strive, Semler Sci or the combined company.

These factors are not necessarily all of the factors that could cause Strive’s, Semler Sci’s or the combined company's actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm Strive, Semler Sci's or the combined company's results.

Although each of Strive and Semler Sci believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of Strive or Semler Sci will not differ materially from any projected future results expressed or implied by such forward-looking statements.  Additional factors that could cause results to differ materially from those described above can be found in Strive’s current report on Form 8-K filed with the SEC on September 12, 2025 (including the documents incorporated by reference therein), Semler Sci's most recent annual report on Form 10-K for the fiscal year ended December 31, 2024 and quarterly reports on Form 10-Q, and other documents subsequently filed by Strive and Semler Sci with the SEC.  The actual results anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Strive, Semler Sci or their respective businesses or operations.  Investors are cautioned not to rely too heavily on any such forward-looking statements.  Forward-looking statements speak only as of the date they are made and Strive and Semler Sci undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 22, 2025, by and between Strive, Inc. and Semler Scientific, Inc.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Semler Sci agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2025	STRIVE, INC.

/s/ Matthew Cole
	Name:	Matthew Cole
	Title:	Chief Executive Officer